Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts: Michael J. Shea Chief Financial Officer Mac-Gray Corporation 781-487-7610 Email: mshea@macgray.com	Jim Buckley Executive Vice President Sharon Merrill 617-542-5300 Email: tuc@investorrelations.com

Mac-Gray Announces Fourth-Quarter and Full-Year 2012 Financial Results

Company Delivers Increased Q4 and Full-Year Profitability;
Provides Annual Guidance for 2013

WALTHAM, MA, March 7, 2013 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-family housing, today announced its financial results for the quarter and year ended December 31, 2012.

Mac-Gray reported revenue of $82.2 million for the fourth quarter of 2012, compared with $82.7 million in the fourth quarter of 2011.  Net income for the fourth quarter of 2012 was $2.6 million, or $0.17 per diluted share, compared with net income of $102,000, or $0.01 per diluted share, for the fourth quarter of 2011.  Fourth-quarter 2012 net income includes a pre-tax unrealized gain of $193,000 related to interest rate derivative instruments, and a pre-tax unrealized loss of $46,000 related to fuel commodity derivatives. Fourth-quarter 2011 net income included a pre-tax unrealized gain of $177,000 related to interest rate derivative instruments, a pre-tax unrealized gain of $99,000 related to fuel commodity derivatives and a pre-tax loss of $1.9 million related to the early extinguishment of debt. Excluding these items from both periods, adjusted net income for the fourth quarter of 2012 increased to $2.5 million, or $0.17 per diluted share, compared with adjusted net income of $1.1 million, or $0.07 per diluted share, for the same period of 2011.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income, as reported, to net income, as adjusted.

For the fourth quarter of 2012, Mac-Gray’s earnings before interest expense, provision for income tax expense, depreciation and amortization expense (EBITDA) was $17.1 million, compared with $14.5 million for the same period of 2011. EBITDA, excluding from both periods unrealized gains and losses related to interest rate and fuel commodity derivative instruments and the loss on extinguishment of debt, increased to $17.0 million for the fourth quarter of 2012, compared with $16.2 million in the year-earlier quarter.

Please refer to Table 2, included at the end of this news release, for a reconciliation of net income to EBITDA and EBITDA, as adjusted.

Comments on the Fourth Quarter

“Mac-Gray concluded 2012 with a solid fourth-quarter performance,” said Stewart G. MacDonald, Mac-Gray’s chief executive officer.  “We improved our operating margins, achieved a higher level of adjusted EBITDA and more than doubled our adjusted earnings.  In addition, for the third consecutive quarter, we increased our profitability despite flat total revenue.

“Our core laundry facilities management business grew slightly in the quarter driven by same location revenue, which was up nearly 1%.  Our total revenue was flat, year-over-year, primarily due to lower commercial laundry equipment sales in the fourth quarter.  Overall, the current economic pressures on consumers continue to weigh on discretionary spending as evidenced by the ‘same-location’ apartment revenue reported by our various branches.  Of our 28 branches, 18 reported increased ‘same-location’ revenue and 10 reported year-over-year decreases in this metric. We view this metric, which excludes academic locations, as a reasonable proxy for apartment occupancies and the corresponding usage of our equipment. Given the current environment, we are continuing to execute our strategy of focusing our resources in the most promising markets for organic growth.

“In addition, while the effect of Hurricane Sandy on our revenue was less than we originally feared, it still cost us more than $600,000 in capital expenditures to replace damaged or destroyed equipment in the Northeast. Overall, we invested $6 million in capital expenditures in the fourth quarter, bringing our year-to-date total to $36.9 million, compared with $32.5 million in 2011. The 14% increase in annual capital spending reflects our expectations of achieving continued profitable growth in our core business in 2013.”

Full-Year Results

For the twelve months ended December 31, 2012, Mac-Gray reported revenue of $322.1 million, compared with $322.0 million for 2011.  Net income for 2012 was $4.3 million, or $0.29 per diluted share, compared with net income of $3.3 million, or $0.22 per diluted share, for 2011.  Excluding a pre-tax unrealized gain of $553,000 related to interest rate derivative instruments, a pre-tax unrealized loss of $3,000 related to fuel commodity derivatives, a loss of $3.8 million on the early extinguishment of debt and $377,000 in incremental proxy costs related to our 2012 annual meeting, net income, as adjusted, for the twelve months ended December 31, 2012 was $6.4 million, or $0.43 per diluted share.  Excluding a pre-tax unrealized gain of $664,000 related to interest rate derivative instruments, a pre-tax unrealized loss of $34,000 related to fuel commodity derivatives, a loss of $1.9 million on the early extinguishment of debt and $269,000 in incremental costs related to our 2011 proxy contest, net income, as adjusted, for the twelve months ended December 31, 2011 was $4.2 million, or $0.28 per diluted share.

For 2012, Mac-Gray’s EBITDA was $59.9 million, compared with $63.6 million in 2011.  EBITDA, as adjusted for the items mentioned in the preceding paragraph, was $63.5 million for 2012 compared with $65.2 million for 2011.

Please refer to Tables 1 and 2, included at the end of this news release, for a reconciliation of reported net income to net income, as adjusted, and to EBITDA and EBITDA, as adjusted.

Comments on 2012

“2012 was a year of stable top-line performance for Mac-Gray with improved profitability,” MacDonald said. “Our revenue was flat with 2011 as the organic growth we achieved in the core business was offset by a planned step down in our commercial equipment sales business, where we exited some geographies that were not sufficiently profitable.  On the cost side, we lowered our SG&A expenses for the year by more than 5%.  Also, despite increasing our capital investment in the core business and raising the dividend by 10%, we significantly reduced our annual interest expense by more than 30% in 2012 through our successful refinancing actions and steady pay-down of our funded debt.  The combination of these savings helped us achieve a 50% increase in adjusted net income.”

Executive Appointment

Mac-Gray announced today that Executive Vice President Philip Emma has been named to the position of Chief Operations Officer.  He will oversee Mac-Gray’s regional operations and its national accounts program.

“Since his arrival at Mac-Gray in 2002, Phil has been a valuable member of the executive team and played an important role in directing the operational responsibilities of the Company.  His contributions during the past decade, along with his broad experience prior to Mac-Gray at Coca-Cola Enterprises and Pepsi-Cola, make him an ideal choice to become our Chief Operations Officer.  His proven ability to achieve results will be a critical resource for us as we execute our growth strategy.”

Outlook and Guidance

“We are guardedly optimistic as we enter 2013. Although apartment occupancy rates have risen to levels that are favorable to us, rising rent rates and other inflationary pressures, when combined with higher taxes and minimal improvements in wage growth, continue to put pressure on discretionary consumer spending, including laundering decisions.  However, we remain confident in our ability to grow in this environment. Our commitment to service excellence and our industry-leading technology, including our Change Point® payment and monitoring platforms, continue to be important competitive differentiators for us.

“Looking ahead, we have a positive long-term outlook on our core business as we continue to see opportunities to increase revenue through organic growth and acquisitions. We have strengthened our balance sheet, reduced funded debt by over $10 million in 2012, and improved our financial outlook.  As a result, we recently announced a 45% increase in our dividend, making 2013 the third consecutive year of a double-digit increase in our dividend, achieved even while increasing our capital expenditures for the core business.  We will continue to seek opportunities to return value to our shareholders in the years ahead,” MacDonald concluded.

Based on its 2012 performance and current market conditions, the Company’s outlook for 2013 includes:

•                  Revenue in the range of $328 million to $332 million;

•                  Capital expenditures in the range of $36 million to $39 million, including laundry facilities management contract incentives;

•                  Reduction of total funded debt in the range of $13 million to $16 million;

•                  Net income, as adjusted, in the range of $0.70 to $0.80 per diluted share; and

•                  EBITDA, as adjusted, in the range of $68 million to $71 million.

Net income, as adjusted, and EBITDA, as adjusted, exclude unrealized gains/losses related to interest rate derivative instruments and fuel commodity derivatives, and any one-time charges to income.

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to apartment occupancy rates, and exclude the impact of any potential acquisitions. These estimates may be subject to fluctuations as a result of a number of factors and there can be no assurance that Mac-Gray’s actual results will not differ from the estimates set forth above.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which management will summarize the Company’s financial results, review business and operating highlights from the quarter, and provide a business and financial outlook.  To hear a live broadcast of the call, visit the “Investor Relations” section of the Company’s website at www.macgray.com or dial (877) 407-5790 or (201) 689-8328.  If you are unable to listen to the live call, you can access a replay at www.macgray.com.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages laundry rooms located in 43 states and the District of Columbia. Mac-Gray also sells and services commercial laundry equipment to retail laundromats and other customers through its product sales division. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding continued profitable growth in the Company’s core business and returning value to shareholders, as well as estimates of its 2013 revenue, net income, as adjusted, EBITDA, as adjusted, capital expenditures and debt reduction.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under “Risk Factors” and in other reports subsequently filed with the Securities and Exchange Commission.

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2011	2012	2011	2012

Revenue	$82,654	$82,183	$322,028	$322,119
Cost of revenue:
Cost of facilities management revenue	53,803	54,631	211,363	215,471
Depreciation and amortization	10,724	10,643	43,236	42,179
Cost of products sold	3,479	3,075	12,201	11,750
Total cost of revenue	68,006	68,349	266,800	269,400

Gross margin	14,648	13,834	55,228	52,719

Operating expenses:
Selling, general and administration expenses	9,346	7,814	34,286	32,381
Gain on sale or disposal of assets, net	(30)	(71)	(200)	(168)
Incremental costs of proxy contests	—	—	269	377
Total operating expenses	9,316	7,743	34,355	32,590

Income from operations	5,332	6,091	20,873	20,129

Interest expense, including change in fair value of non-hedged interest rate derivative instruments and amortization of deferred financing costs	3,318	1,833	13,481	9,068
Loss on early extinguishment of debt	1,894	—	1,894	3,762
Income before income tax expense	120	4,258	5,498	7,299
Income tax expense	18	1,704	2,222	2,989
Net income	$102	$2,554	$3,276	$4,310
Other comprehensive gain, net of tax:
Unrealized gain on derivative instruments	230	169	771	662
Comprehensive income	$332	$2,723	$4,047	$4,972
Net income per share – basic	$0.01	$0.18	$0.23	$0.30
Net income per share – diluted	$0.01	$0.17	$0.22	$0.29
Weighted average common shares outstanding - basic	14,313	14,506	14,234	14,423
Weighted average common shares outstanding – diluted	15,023	15,099	14,976	15,084

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,	December 31,
	2011	2012
Assets
Current assets:
Cash and cash equivalents	$13,881	$14,328
Trade receivables, net of allowance for doubtful accounts	5,586	5,835
Inventory of finished goods, net	1,487	1,284
Prepaid expenses, facilities management rent and other current assets	10,804	10,624
Total current assets	31,758	32,071
Property, plant and equipment, net	127,204	129,947
Goodwill	58,173	57,737
Intangible assets, net	181,609	169,640
Prepaid expenses, facilities management rent and other assets	10,955	12,014
Total assets	$409,699	$401,409

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$4,190	$1,201
Trade accounts payable and accrued expenses	26,413	22,866
Accrued facilities management rent	20,917	20,930
Total current liabilities	51,520	44,997
Long-term debt and capital lease obligations	198,638	190,969
Deferred income taxes	43,804	46,770
Other liabilities	1,923	1,386
Total liabilities	295,885	284,122
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock ($.01 par value, 5 million shares authorized no shares issued or outstanding)	—	—
Common stock ($.01 par value, 30 million shares authorized, 14,335,290 issued and outstanding at December 31, 2011, and 14,516,074 issued and outstanding at December 31, 2012)	143	145
Additional paid in capital	86,217	89,706
Accumulated other comprehensive loss	(792)	(130)
Retained earnings	28,246	27,566
Total stockholders’ equity	113,814	117,287
Total liabilities and stockholders’ equity	$409,699	$401,409

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income to Adjusted Net Income

(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2011	2012	2011	2012

Net income, as reported	$102	$2,554	$3,276	$4,310

Income before income tax expense, as reported	$120	$4,258	$5,498	$7,299
Unrealized gain related to change in fair value of non-hedged interest rate derivative instruments (1)	(177)	(193)	(664)	(553)
Unrealized loss (gain) related to change in fair value of fuel commodity derivative instruments (2)	(99)	46	34	3
Loss on early extinguishment of debt (3)	1,894	—	1,894	3,762
Incremental costs of proxy contests (4)	—	—	269	377
Income before income tax expense, as adjusted	1,738	4,111	7,031	10,888
Income tax expense, as adjusted	672	1,595	2,841	4,459

Net income, as adjusted	1,066	2,516	4,190	6,429

Diluted earnings per share, as adjusted	$0.07	$0.17	$0.28	$0.43

(1)         Represents the un-realized gain or loss on change in fair value of interest rate protection contracts, which do not qualify for hedge accounting treatment.

(2)         Represents the un-realized gain or loss on change in fair value of fuel commodity derivatives which do not qualify for hedge accounting treatment.

(3)         Represents the premium paid to redeem $50,000 in 2011 and $100,000 in 2012 of senior notes as well as a writeoff of deferred financing costs associated with our senior notes and a partial writeoff of deferred financing costs associated with our 2008 Credit Facility.

(4)         Represents additional costs incurred for legal advice and proxy solicitation in response to proxy contests relating to the Company’s 2011 and 2012 annual meetings.

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes that the presentation of “Income from operations as adjusted” is useful to investors to enhance an overall understanding of our historical financial performance and future prospects.  Adjusted net income, which is adjusted to exclude certain gains and losses from the comparable GAAP net income, is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  Management establishes performance targets, annual budgets and makes critical operating decisions based upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the Company’s true economic performance year over year.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income to Earnings Before Interest, Taxes,

Depreciation and Amortization (“EBITDA”) and EBITDA, as adjusted

(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2011	2012	2011	2012

Net income	$102	$2,554	$3,276	$4,310

Interest expense	3,316	1,936	13,309	9,175
Income tax expense	18	1,704	2,222	2,989
Depreciation and amortization	10,925	10,851	44,001	43,013
Amortization of deferred financing costs	179	90	836	446

EBITDA	14,540	17,135	63,644	59,933

Unrealized gain related to change in fair value of non-hedged interest rate derivative instruments (1)	(177)	(193)	(664)	(553)
Unrealized loss (gain) related to change in fair value of fuel commodity derivative instruments (2)	(99)	46	34	3
Loss on early extinguishment of debt (3)	1,894	—	1,894	3,762
Incremental costs of proxy contests (4)	—	—	269	377

EBITDA, as adjusted	$16,158	$16,988	$65,177	$63,522

(1)         Represents the un-realized gain or loss on change in fair value of interest rate protection contracts which do not qualify for hedge accounting treatment.

(2)         Represents the un-realized gain or loss on change in fair value of fuel commodity derivatives which do not qualify for hedge accounting treatment.

(3)         Represents the premium paid to redeem $50,000 in 2011 and $100,000 in 2012 of senior notes as well as a writeoff of deferred financing costs associated with our senior notes and a partial writeoff of deferred financing costs associated with our 2008 Credit Facility.

(4)         Represents additional costs incurred for legal advice and proxy solicitation in response to proxy contests relating to the Company’s 2011 and 2012 annual meetings.

EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. EBITDA, as adjusted, is EBITDA further adjusted to exclude the items described in the table above. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA and EBITDA, as adjusted, are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA and EBITDA, as adjusted, are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA and EBITDA, as adjusted, as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA and EBITDA, as adjusted, exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA and EBITDA, as adjusted, are different from those used in the covenants contained in our senior credit facilities.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA and EBITDA, as adjusted, only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.